Exhibit 1.1

SEMGROUP ENERGY PARTNERS, L.P.

12,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

June     , 2007

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH & CO.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

SemGroup Holdings, L.P., a Delaware limited partnership (“SemGroup Holdings”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,500,000 common units (the “Firm Units”), each representing a limited partner interest (the “Common Units”) in SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,875,000 additional Common Units to cover over-allotments, if any (the “Option Units;” the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 21 hereof.

It is understood and agreed to by all parties that the Partnership was formed by subsidiaries of SemGroup, L.P., an Oklahoma limited partnership (“SemGroup”), to own, operate and develop a portfolio of complementary crude oil gathering, transportation, terminalling and storage assets (collectively, “Crude Oil Assets”) that were previously owned and operated directly or indirectly by SemGroup (the “Crude Oil Business”), as described more particularly in the Preliminary Prospectus (as defined herein).

It is further understood and agreed to by all parties that as of the date hereof:

(a) SemGroup directly owns a 100% membership interest in SemGroup Holdings G.P., L.L.C., a Delaware limited liability company (“Holdings GP”);

(b) SemGroup directly owns a 99.99% limited partner interest, and Holdings GP directly owns a 0.01% general partner interest, in SemGroup Holdings;

(c) SemGroup Holdings directly owns a 100% membership interest in SemGroup Energy Partners G.P., L.L.C., a Delaware limited liability company and the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “General Partner”);

(d) the General Partner owns all of the outstanding shares of capital stock of SemGroup Energy Partners Management, Inc., a Delaware corporation (“Employee Sub”);

(e) SemGroup Holdings directly owns a 98.0% limited partner interest in the Partnership;

(f) The Partnership directly owns a 100% membership interest in SemGroup Energy Partners Operating, L.L.C., a Delaware limited liability company (the “OLLC”);

(g) SemGroup directly owns a 100% membership interest in SemOperating G.P., L.L.C., an Oklahoma limited liability company (“SemOperating”), and SemGroup directly owns a 99.5% limited partner interest and SemOperating directly owns a 0.5% general partner interest in SemCrude, L.P., a Delaware limited partnership (“SemCrude”);

(h) SemCrude directly owns a 100% membership interest in SemGroup Energy Partners, L.L.C., a Delaware limited liability company (“New SemCrude LLC”);

(i) New SemCrude LLC directly or indirectly owns all of the Crude Oil Assets; and

(j) the Partnership, as borrower, and certain subsidiaries of the Partnership, as Guarantors, entered into a $250 million Senior Secured Credit Agreement with Wachovia Bank, National Association, as administrative agent, and other lenders (together with the agreements, exhibits and attachments contemplated or included therein, “Credit Agreement”);

It is further understood and agreed to by all parties that the following transactions will occur on the Business Day immediately prior to the Closing Date:

(a) SemGroup, SemGroup Holdings, the General Partner, the Partnership, the OLLC and New SemCrude LLC will enter into a Closing Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement”) pursuant to which:

(i) SemCrude will distribute its entire interest in New SemCrude LLC to SemGroup;

(ii) SemGroup will contribute its 100% membership interest in New SemCrude LLC to SemGroup Holdings as a capital contribution;

(iii) SemGroup Holdings will contribute 2.0% of its membership interest in New SemCrude LLC to the General Partner as a capital contribution;

(iv) the General Partner will contribute to the Partnership its 2% membership interest in New SemCrude LLC in exchange for 511,643 general partner units representing an aggregate 2% general partner interest in the Partnership and all of the incentive distribution rights (the “IDRs”); and

(v) SemGroup Holdings will contribute its remaining 98.0% membership interest in New SemCrude LLC to the Partnership in exchange for 12,570,504 subordinated units, each representing a limited partner interest in the Partnership (the “Subordinated Units”), representing an aggregate 49.1% ownership interest in the Partnership and 12,500,000 Common Units representing an aggregate 48.9% ownership interest in the Partnership;

(b) the Partnership will contribute its interests in New SemCrude LLC to the OLLC as a capital contribution;

(c) the Partnership will borrow $137.5 million under the Credit Agreement and distribute the proceeds to SemGroup Holdings, which, in turn, will distribute the proceeds to SemGroup;

(d) SemGroup, SemManagement, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of SemGroup (“SemManagement”), the General Partner and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”), which addresses the provision by SemGroup and its affiliates of personnel and general and administrative services to the Partnership and certain indemnification matters; and

(e) New SemCrude LLC and the Partnership will enter into a throughput agreement (the “Throughput Agreement”) with SemGroup, SemCrude and Eaglwing, L.P., a Delaware limited partnership and a wholly-owned subsidiary of SemGroup (“Eaglwing” and, together with SemGroup and SemCrude, the “Customers”), pursuant to which New SemCrude LLC provides certain gathering, transportation, terminalling and storage services to the Customers in exchange for contracted fees during an initial term that expires on December 31, 2014.

The transactions contemplated in subsections (a) through (e) above are referred to herein as the “Pre-Offering Transactions.”

It is further understood and agreed to by the parties hereto that the following transactions will occur on the Closing Date (as defined in Section 4):

(a) the public offering of the Firm Units contemplated hereby will be consummated;

(b) SemGroup Holdings will contribute the net proceeds of the offering of the Firm Units to SemGroup; and

(c) SemGroup will use the funds contributed to it to retire existing indebtedness.

The Pre-Offering Transactions and the transactions contemplated in subsections (a) through (c) above are collectively referred to herein as the “Transactions.” In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The Contribution Documents, the Omnibus Agreement, the Credit Agreement and the Throughput Agreement shall be collectively referred to as the “Transaction Documents.” SemGroup, SemGroup Holdings, Holdings GP, the Partnership, the General Partner and the OLLC are hereinafter collectively referred to as the “SemGroup Parties.” The Partnership, the General Partner, Employee Sub, the OLLC, New SemCrude LLC, SemPipe G.P., L.L.C., a Delaware limited liability company (“SemPipe GP”) and SemPipe, L.P., a Texas limited partnership (“SemPipe”) are herein collectively referred to as the “Partnership Entities” and, together with SemGroup, SemGroup Holdings, Holdings GP, SemCrude, SemOperating, SemManagement and Eaglwing, the “SemGroup Entities.”

This is to confirm the agreement among the SemGroup Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units from SemGroup Holdings and of the Option Units, if any, from the Partnership.

1. Representations and Warranties. Each of the SemGroup Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-141196) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a

“settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Bona Fide Electronic Road Show. The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units

(e) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Formation and Qualification. Each of the SemGroup Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign limited partnership or limited liability company, as applicable and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(h) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(i) Ownership of the General Partner. SemGroup Holdings owns, and on the Closing Date and each settlement date, will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by

Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and SemGroup Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(j) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(k) Ownership of Subordinated Units and Incentive Distribution Rights. On the Closing Date and each settlement date, after giving effect to the Transactions, SemGroup Holdings will own 12,570,504 Subordinated Units (the “Sponsor Units”) and the General Partner will own 100% of the IDRs; all of such Subordinated Units and IDRs and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); and SemGroup Holdings will own the Subordinated Units and the General Partner will own the IDRs, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(l) Validity of the Firm Units. The Firm Units to be purchased by the Underwriters from SemGroup Holdings have been duly authorized, and, upon their issuance pursuant to the terms of the Partnership Agreement and the Contribution Agreement, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 and 17-804 of the Delaware LP Act).

(m) Validity of the Option Units. The Option Units that may be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(n) Capitalization. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 12,500,000 Common

Units, 12,570,504 Subordinated Units, 511,643 general partner units representing an aggregate 2% general partner interest in the Partnership (the “General Partner Units”) and the IDRs. Other than the Subordinated Units and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Units issued by the Partnership in accordance with Section 5(g) of this Agreement, each settlement date.

(o) Ownership of the OLLC. On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding membership interests of the OLLC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as the same may be amended or restated at or prior to the Closing Date, the “OLLC LLC Agreement”) and will be fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(p) Ownership of New SemCrude LLC. On the Closing Date and each settlement date, after giving effect to the Transactions, the OLLC will own all of the issued and outstanding membership interests of New SemCrude LLC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of New SemCrude LLC (as the same may be amended or restated at or prior to the Closing Date, the “New SemCrude LLC Agreement”) and will be fully paid (to the extent required by the New SemCrude LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC will own such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(q) Ownership of SemPipe GP. On the Closing Date and each settlement date, after giving effect to the Transactions, New SemCrude LLC will own all of the issued and outstanding membership interests of SemPipe GP; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of SemPipe GP (as the same may be amended or restated at or prior to the Closing Date, the “SemPipe GP LLC Agreement”) and will be fully paid (to the extent required by the SemPipe GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and New SemCrude LLC will own such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(r) Ownership of the General Partner Interest in SemPipe. SemPipe GP is, and on the Closing Date and each settlement date, will be, the sole general partner of SemPipe with a 0.5% general partner interest in SemPipe; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of SemPipe (as the same may be amended or restated at or prior to the Closing Date, the “SemPipe Partnership Agreement”); and SemPipe GP owns such general partner interest free and clear of all Liens (other than those arising under the Credit Agreement).

(s) Ownership of the Limited Partner Interest in SemPipe. On the Closing Date and each settlement date, after giving effect to the Transactions, New SemCrude LLC will own a 99.5% limited partner interest in SemPipe; such limited partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement and is fully paid (to the extent required under the SemPipe Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 3.03, 5.02 and 6.07 of the Texas Revised Limited Partnership Act (the “Texas LP Act”); and New SemCrude LLC owns such limited partner interest free and clear of all Liens (other than those arising under the Credit Agreement).

(t) Ownership of Employee Sub. On the Closing Date and each settlement date, after giving effect to the Transactions, the General Partner will own all of the outstanding shares of capital stock of Employee Sub; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable; and the General Partner owns such shares free and clear of all Liens (other than those arising under the Credit Agreement).

(u) No Other Subsidiaries. Other than its ownership of its 2% general partner interest in the Partnership, the IDRs and all of the outstanding shares of capital stock of Employee Sub, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in New SemCrude LLC, (iii) New SemCrude LLC’s ownership of SemPipe GP and (iv) New SemCrude LLC’s ownership of a 99.5% limited partner interest, and SemPipe GP’s 0.5% general partner interest, in SemPipe, none of the Partnership, the OLLC, New SemCrude LLC, SemPipe GP or SemPipe will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v) No Preemptive Rights, Registration Rights or Options. Except as set forth in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(w) Authority and Authorization. Each of the SemGroup Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue and deliver the Firm Units, the Sponsor Units and the IDRs to SemGroup Holdings, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. SemGroup Holdings has all

requisite partnership power and authority to sell and deliver the Firm Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Prospectus. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Option Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all partnership and limited liability company action, as the case may be, required to be taken by the SemGroup Entities or any of their respective members, stockholders or partners for the authorization, issuance, sale and delivery of the Units, the Subordinated Units, the General Partner Units and the IDRs, the execution and delivery by the SemGroup Entities of the Operative Agreements (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the SemGroup Parties.

(y) Enforceability of Operative Agreements. At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and SemGroup Holdings and will be a valid and legally binding agreement of the General Partner and SemGroup Holdings, enforceable against the General Partner and SemGroup Holdings in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by SemGroup Holdings and will be a valid and legally binding agreement of SemGroup Holdings, enforceable against SemGroup Holdings in accordance with its terms;

(iii) the OLLC LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the New SemCrude LLC Agreement will have been duly authorized, executed and delivered by the OLLC and will be a valid and legally binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms;

(v) the SemPipe GP LLC Agreement will have been duly authorized, executed and delivered by New SemCrude LLC and will be a valid and legally binding agreement of New SemCrude LLC, enforceable against New SemCrude LLC in accordance with its terms;

(vi) the SemPipe Partnership Agreement will have been duly authorized, executed and delivered by SemPipe GP and New SemCrude LLC and will be a valid and legally binding agreement of SemPipe GP and New SemCrude LLC, enforceable against SemPipe GP and New SemCrude LLC in accordance with its terms;

(vii) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the SemGroup Entities party thereto and SemManagement and will be a valid and legally binding agreement of each of the SemGroup Entities party thereto and SemManagement, enforceable against each of them in accordance with its terms;

(viii) the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the OLLC, enforceable against the Partnership Entities party thereto, in accordance with its terms;

(ix) the Throughput Agreement will have been duly authorized, executed and delivered by the Partnership, New SemCrude LLC, SemGroup, SemCrude and Eaglwing and will be a valid and legally binding agreement of the Partnership, New SemCrude LLC, SemGroup, SemCrude and Eaglwing enforceable against the Partnership, New SemCrude LLC, SemGroup, SemCrude and Eaglwing in accordance with its terms; and

(x) the Contribution Documents will have been duly authorized, executed and delivered by the SemGroup Entities party thereto and will be valid and legally binding agreements of the SemGroup Entities party thereto, enforceable against such SemGroup Entities party thereto in accordance with their respective terms;

provided, that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The Partnership Agreement, the GP LLC Agreement, the OLLC LLC Agreement, the New SemCrude LLC Agreement, the SemPipe GP LLC Agreement, the SemPipe Partnership Agreement and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”

(z) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Option Units, (ii) the offering or sale by SemGroup Holdings of the Firm Units, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the SemGroup Entities that are parties hereto or thereto, as the case may be, or (iv) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or other constituent document (collectively, the “Organizational Documents”) of any of the SemGroup Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the SemGroup Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the SemGroup Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(aa) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the SemGroup Entities or any of their properties or assets is required in connection with the offering and sale of the Firm Units by SemGroup Holdings, the offering, issuance or sale by the Partnership of the Option Units, the execution, delivery and performance of this Agreement by the SemGroup Parties, the execution, delivery and performance by the SemGroup Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents and approvals that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Disclosure Package and the Prospectus.

(bb) No Defaults. None of the SemGroup Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the SemGroup Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Crude Oil Business to which it is a party or by which it or any of its properties may be bound, which in the case of either (ii) or (iii) would, if continued, have a Material Adverse Effect.

(cc) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(dd) No Labor Dispute. Except as set forth in or contemplated in the Disclosure Package and the Prospectus, no labor problem or dispute with the SemGroup Entities’ employees who are engaged in the Crude Oil Business exists or is threatened or imminent, that could have a Material Adverse Effect.

(ee) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents. The Partnership and it subsidiaries, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(ff) Financial Statements. The consolidated historical financial statements and schedules of the predecessor to the Partnership and its consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the predecessor to the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Unaudited Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Unaudited Pro Forma Financial and Operating Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.

(gg) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the predecessor to the Partnership and its consolidated subsidiaries, the Partnership and its consolidated subsidiaries and the General Partner and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(hh) No Legal Proceedings. Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the SemGroup Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) draw into question the validity of this Agreement.

(ii) Title to Properties. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have good and marketable title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus, (ii) that arise under the Credit Agreement or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided, that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(jj) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(kk) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership of the Units, the sale by SemGroup Holdings of the Firm Units or the sale by the Partnership of the Option Units.

(ll) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(mm) Insurance. The SemGroup Entities carry or are entitled to the benefits of, and following the consummation of the Transactions and on the Closing Date and each settlement date the Partnership Entities will carry or be entitled to the benefits of, insurance relating to the Crude Oil Assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The SemGroup Parties have no reason to believe that the Partnership Entities will not be able (i) to renew their existing insurance coverage relating to the Crude Oil Assets as and when such policies expire or (ii) to obtain comparable coverage relating to the Crude Oil Assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(nn) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.

(oo) Possession of Licenses and Permits. The SemGroup Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Crude Oil Business, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the SemGroup Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the SemGroup Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(pp) Environmental Laws. With respect to the Crude Oil Assets, each of the SemGroup Entities (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted or as proposed to be conducted in the future as described in the Disclosure Package and the Prospectus, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the SemGroup Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the SemGroup Entities have reasonably concluded that such associated costs and liabilities relating to the Crude Oil Business would not, singly or in the aggregate, have a Material Adverse Effect.

(qq) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the SemGroup Entities own or possess, or can acquire or use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the Crude Oil Business (collectively, “Intellectual Property”), and (ii) the SemGroup Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the SemGroup Entities.

(rr) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.

(ss) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). None of the Partnership Entities maintain a “pension plan.”

(tt) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the SemGroup Parties, threatened or contemplated, against any of the SemGroup Entities, or to which any of the SemGroup Entities is a party, or to which any of their properties or assets, or to which the Crude Oil Business, is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.

(uu) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Global Market (the “Nasdaq”) that are effective and applicable to the Partnership.

(vv) Investment Company. None of the Partnership Entities is nor, after giving effect to the Transactions and the offering and sale of the Option Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww) Internal Accounting Controls. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.

(xx) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(yy) Market Stabilization. None of the SemGroup Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) No Loans to Directors and Officers. The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(aaa) Foreign Corrupt Practices Act. No SemGroup Entity nor, to the knowledge of the SemGroup Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the SemGroup Entities and, to the knowledge of the SemGroup Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bbb) Money Laundering Laws. The operations of the SemGroup Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the SemGroup Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the SemGroup Parties, threatened.

(ccc) Office of Foreign Assets Control. No SemGroup Entity nor, to the knowledge of the SemGroup Parties, any director, officer, agent, employee or affiliate of any SemGroup Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, no SemGroup Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(eee) Private Placement. The issuance and sale of 12,500,000 Common Units and 12,570,504 Subordinated Units to SemGroup Holdings and the issuance and sale of the General Partner Units and the IDRs to the General Partner is exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the SemGroup Entities has taken or will take any action that would cause the loss of such exemption.

(fff) Statistical Data. Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) No Distribution of Other Offering Materials. None of the SemGroup Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(hhh) Listing on the Nasdaq. The Units have been approved to be listed on the Nasdaq, subject to official notice of issuance.

Any certificate signed by any officer of any of the SemGroup Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Additional Representations and Warranties by SemGroup, SemGroup Holdings and Holdings GP. SemGroup, SemGroup Holdings and Holdings GP also represent and warrant to each Underwriter as set forth below in this Section 2.

(a) Valid Title. At the Closing Date and after giving effect to the Pre-Offering Transactions, SemGroup Holdings will have valid title to the Firm Units, free and clear of all Liens, and will have the legal right and power to sell, transfer and deliver the Firm Units or a valid security entitlement in respect of such Firm Units, as the case may be.

(b) Delivery of Firm Units. Upon payment of the purchase price for the Firm Units, delivery (as defined in Section 8-301 of the New York Uniform Commercial Code (the “UCC”) of such Firm Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Firm Units in the name of Cede or such other nominee, and the crediting of such Firm Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Firm Units), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Firm Units and will acquire its interest in the Firm Units (including, without limitation, all rights that SemGroup Holdings had or has the power to transfer in such Firm Units) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Firm Units and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Firm Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, SemGroup Holdings may assume that when such payment, delivery and crediting occur, (1) such Firm Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, agreement of limited partnership and applicable law, (2) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and will have established a “securities account” for the Underwriters within the meaning of Section 8-501(a) of the UCC and (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c) No Association with NASD Members. None of the SemGroup Parties nor any of their affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(dd) of the By-laws of the NASD), any member firm of the NASD.

3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, SemGroup Holdings agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from SemGroup Holdings, at a purchase price of $             per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

4. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of SemGroup Holdings or the Partnership, as the case may be, by wire transfer payable in same-day funds to an account specified by SemGroup Holdings or the Partnership, as the case may be. Delivery of the Firm Units and the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

5. Agreements. Each of the SemGroup Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The

Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, SemGroup and SemGroup Holdings and each officer and director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Partnership may issue and sell Common Units pursuant to the long-term incentive plan of the General Partner of the Partnership in effect at the Execution Time. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(l) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.

(h) Price Manipulation. The SemGroup Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Issuer Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the Nasdaq; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; and (xi) the fees and expenses related to the offering of the Firm Units by SemGroup Holdings. The Underwriters agree to reimburse the Partnership for certain of the Partnership’s actual bona fide expenses in an amount up to $             with respect to the offer and sale of the Units.

(j) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Furthermore, the Partnership covenants with the Underwriters that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the SemGroup Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the SemGroup Parties made in any certificates pursuant to the provisions hereof, to the performance by the SemGroup Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Formation and Qualification of the SemGroup Delaware Entities. Each of the Partnership, the General Partner, Employee Sub, Holdings GP, SemGroup Holdings, the OLLC, New SemCrude LLC and SemPipe GP (the “SemGroup Delaware Entities”) has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the SemGroup Delaware Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Formation and Qualification of SemPipe. SemPipe has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Texas with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. SemPipe is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iii) Power and Authority to Act as a General Partner. The General Partner has full limited liability power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(iv) Ownership of the General Partner. SemGroup Holdings owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and SemGroup Holdings owns such membership interests free and clear of all Liens, except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the GP LLC Agreement and Liens created by or arising under the Delaware LLC Act, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemGroup Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(v) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the Partnership Agreement or Liens created by or arising under the Delaware LP Act, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi) Ownership of Sponsor Units and Incentive Distribution Rights. SemGroup Holdings owns the Sponsor Units and, prior to giving effect to the sale thereof as contemplated by this Agreement, the Firm Units, and the General Partner owns 100% of the IDRs; all of such Sponsor Units, Firm Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and SemGroup Holdings owns the Sponsor Units and, prior to giving effect to the sale thereof as contemplated by this Agreement, the Firm Units, and the General Partner owns the IDRs, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the Partnership Agreement or Liens created by or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemGroup Holdings or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii) Validity of the Option Units. The Option Units that may be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(viii) Capitalization. After giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 12,500,000 Common Units, 12,570,504 Subordinated Units, 511,643 General Partner Units and the IDRs. Other than the Sponsor Units and the IDRs, the Units are the only limited partner interests of the Partnership issued and outstanding.

(ix) Ownership of the OLLC. The Partnership owns all of the issued and outstanding membership interests of the OLLC; such membership interests have been duly authorized and validly issued in accordance with the OLLC LLC Agreement and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the OLLC LLC Agreement and Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(x) Ownership of New SemCrude LLC. The OLLC owns all of the issued and outstanding membership interests of New SemCrude LLC; such membership interests have been duly authorized and validly issued in accordance with the New SemCrude LLC Agreement and are fully paid (to the extent required by the New SemCrude LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the New SemCrude LLC Agreement and Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xi) Ownership of SemPipe GP. New SemCrude LLC owns all of the issued and outstanding membership interests of SemPipe GP; such membership interests have been duly authorized and validly issued in accordance with the SemPipe GP LLC Agreement and will be fully paid (to the extent required by the SemPipe GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and New SemCrude LLC will own such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the SemPipe GP LLC Agreement or Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New SemCrude LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xii) Ownership of the General Partner Interest in SemPipe. SemPipe GP is the sole general partner of SemPipe with a 0.5% general partner interest in SemPipe; such general partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement; and SemPipe GP owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the SemPipe Partnership Agreement or Liens created by or arising under the Texas LP Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemPipe GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiii) Ownership of the Limited Partner Interest in SemPipe. New SemCrude LLC owns a 99.5% limited partner interest in SemPipe; such limited partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement and is fully paid (to the extent required under the SemPipe Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and New SemCrude LLC owns such limited partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the SemPipe Partnership Agreement or Liens created by or arising under the Texas LP Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New SemCrude LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiv) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to the their respective Organizational Agreements or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.

(xv) Authority and Authorization. Each of the Partnership, the General Partner, SemGroup Holdings and the OLLC (the “SemGroup Delaware Parties”) has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. SemGroup Holdings has all requisite partnership power and authority to sell and deliver the Firm Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Prospectus (it being understood that counsel shall only be required to provide the opinion in this sentence if the Underwriters exercise their option contained in Section 3(b) of this Agreement). The Partnership has all requisite partnership power and authority to issue, sell and deliver the Option Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the SemGroup Delaware Entities, SemPipe or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Subordinated Units and the IDRs, the execution and delivery by the SemGroup Delaware Entities and SemPipe of the Partnership Agreement, GP LLC Agreement, OLLC LLC Agreement, New SemCrude LLC Agreement, the SemPipe GP LLC Agreement, the SemPipe Partnership Agreement and the Credit Agreement (the “Covered Operative Agreements”) and the consummation of the transaction contemplated by this Agreement and the Covered Operative Agreements to be completed on or prior to the Closing Date has been validly taken.

(xvi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the SemGroup Delaware Parties.

(xvii) Authorization and Enforceability of the Covered Operative Agreements. The Covered Operative Agreements have been duly authorized, executed and delivered by the SemGroup Entities that are parties thereto and are valid and legally binding agreements of the SemGroup Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided, that, with respect to each agreement described in this paragraph (xiii), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xviii) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Option Units, if any, (ii) the offering and sale by SemGroup Holdings of the Firm Units, (iii) the execution, delivery and performance of this Agreement and the Covered Operative Agreements by the SemGroup Entities parties hereto or thereto, as the case may be, or (iv) the consummation of any other transactions contemplated by this Agreement or the Covered Operative Agreements, (A) constitutes or will constitute a violation of the Organizational Documents of any of the SemGroup Delaware Entities or SemPipe, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement that is governed by the laws of the States of Texas, New York or Delaware or any other agreement listed on Annex I hereto, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the SemGroup Delaware Entities, SemPipe or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the SemGroup Delaware Entities or SemPipe (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would have a

Material Adverse Effect or a material adverse effect on the ability of any of the SemGroup Delaware Entities or SemPipe to consummate the transactions [(including the Transactions)] provided for in this Agreement or the Covered Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.

(xix) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering and sale by SemGroup Holdings of the Firm Units, the offering, issuance and sale by the Partnership of the Option Units, if any, the execution, delivery and performance of this Agreement and the Covered Operative Agreements by the SemGroup Entities that are parties thereto, the execution, delivery and performance by the SemGroup Entities that are parties thereto of their respective obligations under the other Covered Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Covered Operative Agreements [(including the Transactions)] contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.

(xx) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xxi) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xxii) Description of Common Units. The statements included in the Registration Statement and the Disclosure Package under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.

(xxiii) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Credit Facility” and “Investment in SemGroup Energy Partners, L.P. by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects. The description of the federal statutes, rules and regulations set forth in the Prospectus under “Business—Regulation” and “Business—Environmental, Health and Safety Risks” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xxiv) Tax Opinion. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxv) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

(xxvi) Material Agreements. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect; and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(xxvii) Delivery of Firm Units. Upon payment of the purchase price for the Firm Units, delivery (as defined in Section 8-301 of the UCC) of such Firm Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Firm Units in the name of Cede or such other nominee, and the crediting of such Firm Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of an adverse claim within the meaning of Section 8-105 of the UCC to such Firm Units), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Firm Units and will acquire its interest in the Firm Units (including, without limitation, all rights that SemGroup Holdings had or has the power to transfer in such Firm Units) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Firm Units and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Firm Units may be asserted against the Underwriters with respect to such security entitlement; for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (1) such Firm Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, agreement of limited partnership and applicable law, (2) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and will have established a “securities account for the Underwriters within the meaning of Section 8-501(a) of the UCC, and (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the SemGroup Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the DGCL, the Delaware LP Act and the Delaware LLC Act, the laws of the State of New York and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the SemGroup Delaware Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the SemGroup Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the SemGroup Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date or the settlement date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement, the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

(c) The Partnership shall have requested and caused Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Each of SemGroup, SemOperating and Eaglwing (the “SemGroup Oklahoma Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Oklahoma with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the SemGroup Oklahoma Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Each of SemCrude, SemManagement (the “Parent Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the

State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Parent Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iii) SemGroup has all requisite limited partnership power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. All partnership or limited liability company action required to be taken by the SemGroup Oklahoma Entities, the Parent Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Subordinated Units and the IDRs, the execution and delivery by the SemGroup Oklahoma Entities and the Parent Entities of the Operative Agreements and the consummation of the transaction contemplated by this Agreement and the Operative Agreements to be completed on or prior to the Closing Date has been validly taken.

(iv) This Agreement has been duly authorized, executed and delivered by SemGroup.

(v) The Omnibus Agreement, Throughput Agreement and the Contribution Documents (the “Applicable Operative Agreements”) have been duly authorized, executed and delivered by the SemGroup Entities that are parties thereto and are valid and legally binding agreements of the SemGroup Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided, that, with respect to each agreement described in this paragraph (xiii), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(vi) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Oklahoma having jurisdiction over the SemGroup Entities or any of their respective properties is required in connection with the offering and sale by SemGroup Holdings of the Firm Units, offering, issuance and sale by the Partnership of the Option Units, the execution, delivery and performance of this Agreement and the Applicable Operative Agreements by the SemGroup Entities that are parties thereto, the execution, delivery and performance by the SemGroup Entities that are parties thereto of their respective obligations under the other

Applicable Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Applicable Operative Agreements (including the Transactions and the conveyance of properties or evidence of title to properties located in the State of Oklahoma purported to be conveyed by the instruments of conveyance that are part of the Transactions) contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.

(viii) Each of the instruments of conveyance that is part of the Transactions, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Oklahoma and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Oklahoma, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those instruments of conveyance is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests in Crude Oil Business purported to be transferred thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Disclosure Package and the Prospectus.

(ix) None of (i) the offering, issuance or sale by the Partnership of the Option Units, if any, (ii) the offering and sale by SemGroup Holdings of the Firm Units, (iii) the execution, delivery and performance of this Agreement and the Applicable Operative Agreements by the SemGroup Entities parties hereto or thereto, as the case may be, or (iv) the consummation of any other transactions contemplated by this Agreement or the Applicable Operative Agreements (including the Transactions), (A) constitutes or will constitute a violation of the Organizational Documents of any of the SemGroup Oklahoma Entities or the Parent Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any other agreement listed on Annex I hereto, (C) violates or will violate the laws of the State of Oklahoma or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the SemGroup Oklahoma Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the SemGroup Oklahoma Entities or the Parent Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would have a Material Adverse Effect or a material adverse effect on the ability of any of the SemGroup Oklahoma Entities or the Parent Entities to consummate the transactions (including the Transactions) provided for in the Underwriting Agreement or the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.

(x) The statements made in the Prospectus under the caption “Certain Relationships and Related Party Transactions—Omnibus Agreement,” insofar as such statements purport to constitute summaries of the contracts referred to therein, constitute accurate summaries of such contracts in all material respects.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of SemGroup Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to federal law, the DGCL, the Delaware LP Act, the Delaware LLC Act and to the laws of the State of Oklahoma and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the SemGroup Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the SemGroup Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date or the settlement date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement, the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

(d) The Partnership shall have requested and caused Stinson Morrison Hecker, LLP, Kansas counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Kansas having jurisdiction over the SemGroup Entities or any of their respective properties is required in connection with the offering and sale by SemGroup Holdings of the Firm Units, offering, issuance or sale by the Partnership of the Option Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the SemGroup Entities that are parties thereto, the execution, delivery and performance by the SemGroup Entities that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions and the conveyance of properties or evidence of title to properties located in the State of Kansas purported to be conveyed by the instruments of conveyance that are part of the Transactions) contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may limit its opinion to federal law and the laws of the State of Kansas.

(e) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the SemGroup Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The SemGroup Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive

Officer and Chief Financial Officer of the General Partner and Chief Executive Officer and Chief Financial Officer of SemGroup, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the SemGroup Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g) [Intentionally omitted]

(h) The SemGroup Parties shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and Vinson & Elkins L.L.P., confirming that PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”), and that it has audited (i) the financial statements of the predecessor of the Partnership at December 31, 2005 and 2006 and for each of three years in the period ended December 31, 2006, (ii) the balance sheet of the Partnership as of February 28, 2007 and (iii) the balance sheet of the General Partner as of February 28, 2007. In addition such letters shall confirm that PricewaterhouseCoopers LLP has performed a review of the unaudited interim financial information of the predecessor of the Partnership and the Partnership for the three-month period ended March 31, 2007 and as of March 31, 2007, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i) in their opinion the audited financial statement of the predecessor of the Partnership as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, included in the Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements of the predecessor of the Partnership included in the Registration Statement; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial statements for the [three] month period ended March 31, 2007 and as of March 31, 2007; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and the Board of Directors (and its audit and compensation committees) of the Partnership and the General Partner since December 31, 2006 through a specified date not more than three days prior to the date of the letter; and inquiries of certain officials who have responsibility for financial and accounting matters of the predecessor of the Partnership as to transactions and events subsequent to March 31, 2007 and regarding the specific items for which representations are requested below, nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

(A) the unaudited interim financial statements of the predecessor of the Partnership for the three months ended March 31, 2007 and as of March 31, 2007 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

(B) with respect to the period subsequent to March 31, 2007, there was any increase, at a specified date not more than three days prior to the date of the letter, in the long-term debt of the predecessor of the Partnership as compared with the amounts shown on the March 31, 2007 unaudited combined balance sheet included in the Registration Statement, or for the period from the date of the latest statement of operations included in the Registration Statement to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total operating revenues of the predecessor of the Partnership, except in all instances for decreases set forth in such letter, in which case the Partnership shall provide written explanation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(C) any material modifications should be made to the unaudited interim financial statements of the predecessor of the Partnership for the three-month period ended March 31, 2007 included in the Registration Statement for them to be in conformity with generally accepted accounting principles; or

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting or financial nature (which is limited to accounting or financial information obtained from the general accounting records of the predecessor of the Partnership, the General Partner or the Partnership, which are subject to control over financial reporting or which has been derived directly from such accounting records) set forth in the Registration Statement, agrees with the accounting records of the predecessor of the Partnership, the General Partner or the Partnership, or computations made therefrom, excluding any questions of legal interpretation; and

(iv) on the basis of a reading of the unaudited pro forma condensed balance sheet of the Partnership as of March 31, 2007, and the unaudited pro forma condensed combined income statements for the year ended December 31, 2006 and for the three months ended March 31, 2007, included in the Registration Statement (the “pro forma financial statements”); inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma condensed financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma condensed financial statements of the Partnership included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the SemGroup Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the SemGroup Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m) At the Execution Time, the SemGroup Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the General Partner.

(n) The SemGroup Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to SemGroup Holdings and the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts LLP, counsel for the Partnership, at 201 Ross Avenue, Suite 600, Dallas, Texas 75201, on the Closing Date and any subsequent settlement date, if applicable.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to

Section 10(i) hereof or because of any refusal, inability or failure on the part of the SemGroup Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the SemGroup Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) Each of the SemGroup Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or actions in respect thereof); provided, however, that none of the SemGroup Parties will be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the SemGroup Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and (ii) any statement made prior to the initial filing of the Registration Statement with the Commission by the SemGroup Entities or any of their respective directors, officers, employees or agents or by the directors, officers, employees or agents of any of their respective affiliates, in each case, that constitutes or is alleged to constitute an offer or sale of, a solicitation of an offer to buy, or a prospectus for, the Units, other than those made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto); provided, however, that prior to any Underwriter, director, officer, employee or agent of any Underwriter or any person who controls any Underwriter within the meaning of either the Act or the Exchange Act seeking any payment or reimbursement from SemGroup or SemGroup Holdings pursuant to subparagraphs (i) or (ii) of this Section 8(a), such person shall do so only if and to the extent the Partnership Entities have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect such amounts from the General Partner, the Partnership and the OLLC, except in the event that the General Partner, the Partnership or the OLLC commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally. This indemnity agreement will be in addition to any liability which the SemGroup Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the SemGroup Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls any of the SemGroup Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the SemGroup Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the SemGroup Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each SemGroup Party acknowledges that, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and electronic delivery of the Prospectus in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the SemGroup Parties and the Underwriters severally agree to contribute to the aggregate Losses to which the SemGroup Parties such proportion as is appropriate to reflect the relative benefits received by SemGroup, SemGroup Holdings, the General Partner, the Partnership, the OLLC and New SemCrude LLC, on the one hand, and by the Underwriters, on the other, from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the SemGroup Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the SemGroup Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that the case of either of the two preceding sentences, in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder; provided, however, that in the case of this or the immediately preceding sentence, prior to any such indemnified party seeking any payment or reimbursement from SemGroup or SemGroup Holdings pursuant to this Section 8(d), such person shall do so only if and to the extent the Partnership Entities have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect such amounts from the General Partner, the Partnership and the OLLC, except in the event that the General Partner, the Partnership or the OLLC commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally. Benefits received by the SemGroup Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the SemGroup Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The SemGroup Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the SemGroup Parties within the meaning of either the Act or the Exchange Act, each officer of the any of the SemGroup Parties who shall have signed the Registration Statement and each director of any of the SemGroup Parties shall have the same rights to contribution as the SemGroup Parties, subject in each case to the applicable terms and conditions of this paragraph (d) to collect such amounts from the General Partner, the Partnership and the OLLC, except in the event that the General Partner, the Partnership and the OLLC commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the SemGroup Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the SemGroup Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to SemGroup Holdings and the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the Nasdaq, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the SemGroup Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the SemGroup Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and to                      (fax no.: (212)         -        ) and confirmed to                     , Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, Attention:                     ; or, if sent to the Partnership, will be mailed, delivered or telefaxed to SemGroup Energy Partners, L.P. and confirmed to it at Two Warren Place, 6120 South Yale Avenue, Suite 700, Tulsa, Oklahoma 74136, Attention: Kevin L. Foxx (fax no.: (918) 524-8290) with a copy to Baker Botts LLP, 201 Ross Avenue, Suite 600, Dallas, Texas 75201, Attention: Doug Rayburn (fax no.: (214) 661-4634) and Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., 320 South Boston Avenue, Suite 400, Tulsa, Oklahoma 74103, Attention: Michael D. Cooke (fax no.: (918) 594-0505).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the SemGroup Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the SemGroup Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the SemGroup Parties and (c) the SemGroup Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the SemGroup Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the SemGroup Parties on related or other matters). Each of the SemGroup Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the SemGroup Parties, in connection with such transaction or the process leading thereto.

15. Research Analyst Independence. The SemGroup Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The SemGroup Parties hereby waive and release, to the fullest extent permitted by law, any claims that the SemGroup Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the SemGroup Parties by such Underwriters’ investment banking divisions. The SemGroup Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Integration. (a) This Agreement, (b) the letter agreement dated the date hereof by and between the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (c) the letter agreement dated the date hereof by and between the Partnership and Citigroup Global Markets Inc., collectively supersede all prior agreements and understandings (whether written or oral) between the SemGroup Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. EACH OF THE SEMGROUP PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signal counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means              PM (Eastern time)1 on                     , 20072 or such other time as agreed by the SemGroup Parties and the Representatives.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

[1]	Will be the time the UA is signed.
[2]	Will be the pricing date

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the SemGroup Parties and the several Underwriters.

Very truly yours,

SemGroup, L.P.

By:	SemGroup G.P., L.L.C., its general partner

By:
Name:
Title:

SemGroup Energy Partners, L.P.

By:	SemGroup Energy Partners G.P., L.L.C., its general partner

By:
Name:
Title:

SemGroup Energy Partners G.P., L.L.C.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SemGroup Holdings, L.P.

By:	SemGroup Holdings G.P., L.L.C., its general partner

By:
Name:
Title:

SemGroup Holdings G.P., L.L.C.

By:
Name:
Title:

SemGroup Energy Partners Operating, L.L.C.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Merrill Lynch & Co.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
RBC Capital Markets Corporation
Wachovia Capital Markets, L.L.C.
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
Sanders Morris Harris Inc.
BOSC, Inc., a subsidiary of BOK Financial Corp.

Total	12,500,000

I-1

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

June     , 2007

Citigroup Global Markets Inc.

Merrill Lynch & Co.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among SemGroup, L.P., SemGroup Holdings G.P., L.L.C., SemGroup Energy Partners, L.P. (the “Partnership”), SemGroup Holdings, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units, representing limited partner interests (the “Partnership Units”), in the Partnership.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than Partnership Units disposed of as bona fide gifts approved by the Representatives.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

A-1

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2